EXHIBIT 10.29

                             AGREEMENT FOR SERVICES

         This Agreement for Services (the "Agreement"), dated as of March 1, 1999, is entered into by and among IFS International, Inc., a Delaware corporation (the "Company"), whose principal executive office is located at Rensselaer Technology Park, 300 Jordan Road, Troy, New York 12180, IFS International, Inc., a New York corporation and a wholly owned subsidiary of the Company, and any other subsidiary of the Company, (the Company and its subsidiaries are sometimes collectively referred to in this Agreement as the "Companies") and John P. Singleton, (the "Executive"), an individual whose address is 4331 Rosecliff Avenue, Charlotte , NC with reference to the following facts:

                                    RECITALS:

         WHEREAS, in November, 1998 the Company's Board of Directors, elected John P. Singleton as its Chairman, and desires to fairly and adequately compensate MR. Singleton (the Executive) for his services as Chairman of the Board, Chairman of the Board's Acquisition Committee, Chairman of the Board's Executive Committee and member of the Board's Compensation Committee.

         WHEREAS, the Executive and the Company wish to memorialize with this Agreement their agreement as to the terms and conditions of the Executive's compensation.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties to this Agreement (collectively "parties" and individually a "party") agree as follows:

                                   AGREEMENT:

         1.       DEFINITIONS

                  Set forth below are definitions of capitalized terms which are generally used throughout this Agreement and not defined elsewhere in it:

          (a) "Affiliate" means any "Person" (as defined below) controlling, controlled by, or under common control with a party.

          (b) "Board" means the Board of Directors of the Company, as such body may be reconstituted from time to time.

          (c) "Change In Control" shall mean,  subject to  subsections  (iv) and
     (v) below, the occurrence of any of the following events:

               (i) An  acquisition  of control by an "Acquiring  Person"  where, immediately after the subject acquisition, such "Person" holds "Beneficial Ownership" of more than fifty percent (50%) of the "Total Combined Voting Power" of the Company's then outstanding "Voting Securities". The terms in quotations in the immediately preceding sentence shall, for purposes of this Agreement, have the following meanings:

                    (A) "Acquiring Person" shall mean any "Person" which acquires the defined percentage of securities, with the exception of: (A) any Employee Benefit Plan (or a trust forming a part thereof) maintained by the Companies (or any of them), or any corporation or entity in which the Companies (or any of them) hold fifty percent (50%) or more of the "Voting Securities" (each, a "Controlled Subsidiary"); (B) the Company or any Controlled Subsidiary; or (C) any "Person" which acquires the threshold percentage of "Voting Securities" through a "Non-Control Transaction" (as defined below);

                    (B) "Non-Control  Transaction" shall mean any transaction in which the stockholders of the Company immediately before such transaction, directly or indirectly own immediately following such transaction at least a majority of the "Total Combined Voting Power" of the outstanding "Voting Securities" of the surviving corporation (or other entity) resulting from such transaction, in substantially the same proportion as such stockholders' ownership of the "Voting Securities" of the Company immediately before such transaction;

                    (C) "Person," "Beneficial Ownership," "Total Combined Voting
               Power" and "Voting Securities" shall have the meanings ascribed to such terms in Sections 13(d) and 14(d) of the Securities Exchange Act and Rule 13d-3 promulgated thereunder; or

          (ii) During any period of three (3) consecutive years after the date of this Agreement, the individuals who constituted the Company's Board at the beginning of such period (the "Incumbent Board") cease to constitute a majority of the Company's Board, for any reason(s) other than (A) the voluntary resignation of one or more Board members; (B) the refusal by one or more Board members to stand for election to the Board; and/or (C) the removal of one or more Board members for good cause; provided, however, (1) that if the nomination or election of any new director of the Company was approved by a vote of at least a majority of the Incumbent Board, such new director shall be deemed a member of the Incumbent Board; and (2) that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Securities Exchange Act of 1934), or as a result of a solicitation of proxies or consents by or on behalf of an Acquiring Person, other than a member of the Board (a "Proxy Contest"), or as a result of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

          (iii) The Board or the stockholders of the Company approve:

          (A) A merger or consolidation or reorganization of the Company with:

               (1) any Controlled Subsidiary, and such transaction is not a Non-Control Transaction; or

               (2) any other corporation or other entity, and such transaction is not a Non-Control Transaction; or

          (B) A complete liquidation or dissolution of the Company, and such transaction is not a Non-Control Transaction; or

          (C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to (1) any Controlled Subsidiary, and such transaction is not a Non-Control Transaction, or (2) to any other Person, and such transaction is not a Non-Control Transaction.

               (iv) Notwithstanding subsections (i) through (iii) above, a Change In Control shall not be deemed to have occurred solely because any Person acquired Beneficial Ownership of more than the threshold percentage of the outstanding Voting Securities as a result of an acquisition of Voting Securities by the Company (each, a "Redemption") which, by reducing the number of Voting Securities outstanding, increased the percentage of outstanding Voting Securities Beneficially Owned by such Person; provided, however, that if (A) a Change In Control would occur as a result of a Redemption but for the operation of this sentence, and (B) after such Redemption, such Person becomes the Beneficial Owner of any additional Voting Securities, which increase the percentage of the then outstanding Voting Securities
          Beneficially Owned by such Person over the percentage owned as a result of the Redemption, then a Change In Control shall be deemed to occur.

               (v) Notwithstanding any other provision of this subsection (c), if the Executive or an Affiliate of the Executive who is then a stockholder or director of the Company, either: (i) expressly voted in favor of the transaction constituting the Change In Control in such Person's capacity as either a stockholder or as a director of the Company; or (ii) expressly abstained from voting (other than by reason of an "interest" in a matter or transaction); and/or (iii) failed or refused to vote, then the transaction shall not constitute a Change in Control.

          (d) "Person" (other than for purposes of determining a Change in Control) means an individual or natural person, a corporation, partnership (limited or general), joint-venture, association, business trust, limited liability company or partnership, trust (whether revocable or irrevocable), pension or profit sharing plan, individual retirement account, or fiduciary or custodial arrangement.

         2.       EMPLOYMENT OBLIGATIONS

                  (a) Engagement; Duties. The Company hereby engages the Executive to faithfully execute the duties of his Board appointments. These duties shall primarily consist of the Management of the Board of Directors and its activities as well as personal intervention in critical policy and Investment community matters as requested by the CEO and/or the Board of Directors. The Executive shall report solely to the Company's Board of Directors except in cases where he has accepted a task from the CEO, in which case he shall report to the CEO.. The Executive shall be reasonably available to travel as the needs of the business of the Companies may require.

                  (b) Performance. The Executive shall at all times faithfully, loyally, conscientiously, diligently and, to the best of the executive's ability, perform all of the Executive's duties and obligations under this Agreement, and otherwise promote the interests and welfare of the Companies, all consistent with the highest and best standards of the Companies' industry. The
Executive: (i) shall strictly comply with and adhere to all applicable laws, and the Companies' Articles of Incorporation, Bylaws and policies; (ii) shall obey all reasonable rules and regulations and policies now in effect or as subsequently modified governing the conduct of employees of the Companies, and
(iii) shall not commit any acts of gross negligence, willful misconduct, dishonesty, fraud or misrepresentation, racism, sexism or other discrimination, or any other acts which would tend to bring the Companies (or any of them) into public scandal or ridicule, or would otherwise result in material harm to the business or reputation of the Companies or any of them.

                  (c) Facilities and Services. The Companies shall provide such support staff, facilities, equipment and supplies as are reasonably necessary or suitable for the adequate performance of the Executive's duties and obligations under this Agreement, including technical and secretarial help.

         3.       TERM

          (a) Initial Term. Unless this Agreement is previously terminated by either party as provided in section 10 below, the Companies hereby employ the Executive pursuant to the terms of this Agreement, and the Executive hereby accepts such employment, for the period beginning on March 1, 1999 and ending on February 28, 2002. (the "Initial Term").

          (b) Automatic Renewal; Termination by the Companies. This Agreement will be automatically renewed for additional and consecutive one (1) year terms (each, a "Renewal Term") following the expiration of each Initial or Renewal Term, (each a "Term"), unless either party gives written notice to the other party, no later than sixty (60) days prior to the expiration of the then pending Term, of its or his election not to automatically renew this Agreement for an additional year.

         4.       COMPENSATION

     (a) Annual Fee. During the Term, the Companies shall pay to the Executive an annual retainer of ten thousand dollars ($10,000) plus a fee of two thousand dollars ($2000) for each quarterly Board meeting for a total annual compensation of eighteen thousand dollars ($18,000). In addition, the Executive will be granted one hundred thousand (100,000) options to purchase the Company's stock, options upon thirty-three thousand shares (33,000) to be vested on March 1, 1999, options upon thirty three thousand shares (33,000) to be vested on March 1, 2000, and options upon thirty -four thousand shares (34,000) to be vested on March 1, 2001.

     (b) Payment of Compensation. The annual retainer for the year 1999 will be prorated. The quarterly meeting fees will be paid on the day of each Board meeting.

         5.       BUSINESS EXPENSES

                  During the Term of this Agreement the Executive is authorized to incur, and the Companies shall directly pay or reimburse to the Executive, his reasonable and necessary business expenses, duly and actually incurred in connection with the duties and services to be performed by the Executive pursuant to this Agreement, including without limitation entertainment, meals, travel, lodging and other similar out-of-pocket expenses, upon the Executive's submission to the Companies of itemized expense statements setting forth the date, purpose and amount of the expense incurred, together with corresponding receipts showing payment by the Executive in cases where he seeks reimbursement, all in conformity with business expense payment and/or reimbursement policies established by the Companies from time to time, all of which shall comply with the substantiation requirements of any applicable taxing authorities, and regulations promulgated by such authorities thereto, pertaining to the deductibility of such expenses. Direct payment and/or reimbursement shall be made by the Companies no later than fifteen (15) days from the date that the foregoing documentation is submitted by the Consultant.

6.  EFFECT OF TERMINATION OF EXECUTIVE AS A RESULT OF A CHANGE IN CONTROL


         In the event the Executive's employment hereunder is terminated before the expiration of a Term, and such termination is attributable to an event defined as a Change in Control; then all rights and obligations of the Companies and the Executive under section 2 [Employment Obligations], section 4 [Compensation], and section 5 [Business Expenses shall terminate as of the effective date of the termination date; provided, however: that the Executive shall receive, in a lump sum and without discount to present value, an amount equal to: the sum of the Executive's Annual Retainer and meeting fees, (calculated at the then current rate) multiplied by the larger of either (x) the number of years then remaining in the term of this Agreement (calculated to the nearest day as of the termination date), or (y) two years. In addition:

                  (a) The Companies shall reimburse the Executive for the Executive's business expenses incurred through the effective date of the termination, within three (3) business days of the Executive's submission of the Executive's expense report to the Companies.

         13.      REPRESENTATIONS AND WARRANTIES OF PARTIES

                  Each of the parties to this Agreement hereby represents and warrants to each of the other parties to this Agreement, each of which is deemed to be a separate representation and warranty, as follows:

     (v) Organization, Power and Authority. Such party has all requisite corporate or other power and authority to enter into this Agreement.

     (vi) Authorization and Validity of Agreement. This Agreement has been duly executed and delivered by such party and, assuming due authorization, execution and delivery by all of the other parties hereto, is valid and binding upon such party in accordance with its terms, except as limited by: (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor rights generally; and (2) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     (vii) No Breach or Conflict. Neither the execution or delivery of this Agreement, nor the performance by such party of the transactions contemplated herein: (i) if such party is an entity, will breach or conflict with any of the provisions of such party's governing organizational documents; or (ii) to the best of such party's knowledge and belief, will such actions violate or constitute an event of default under any agreement or other instrument to which such party is a party.

         14.      MISCELLANEOUS

                  (a) Preparation of Agreement; Costs and Expenses. This Agreement was prepared by the Companies solely on behalf of such party. Each party acknowledges that: (i) he or it had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such party; and (iii) such party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion. Each party further acknowledges that such party was not represented by the legal counsel of any other party hereto in connection with the transactions contemplated by this Agreement, nor was he or it under any belief or understanding that such legal counsel was representing his or its interests. Except as expressly set forth in this Agreement, each party shall pay all legal and other costs and expenses incurred or to be incurred by such party in negotiating and preparing this Agreement; in performing due diligence or retaining professional advisors; in performing any transactions contemplated by this Agreement; or in complying with such party's covenants, agreements and conditions contained herein. Each party agrees that no conflict, omission or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied or otherwise construed against any other party to this Agreement on the basis that such party was responsible for drafting this Agreement.

                  (b) Cooperation. Each party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things, and to execute and deliver any documents that may be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

                  (c)      Interpretation.

          (i) Survival. All representations and warranties made by any party in connection with any transaction contemplated by this Agreement shall survive the execution and delivery of this Agreement, and the performance or consummation of any transaction described in this Agreement.

          (ii) Entire Agreement/No Collateral Representations. Each party expressly acknowledges and agrees that this Agreement, and the agreements and documents referenced herein: (1) are the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) supersede any prior or contemporaneous agreements, memorandums, proposals, commitments, guaranties,

                  (d)      Arbitration.

          (i) Jurisdiction. The parties hereby agree that all controversies, claims and matters of difference arising out of or in connection with to the transactions contemplated by this Agreement (collectively, the "Controversies"), shall, to the maximum extent allowed by law, be resolved by binding arbitration (an "Arbitration Proceeding") before the American Arbitration Association (the "Arbitration Authority") according to the rules and practices of the Arbitration Authority from time-to-time in force. Without limiting the generality of the foregoing, the following shall be considered Controversies for this purpose: (A) all questions relating to the breach of any obligation, warranty, promise, right or condition hereunder; (B) the failure of any party to deny or reject a claim or demand of any other party; and (C) any question as to whether the right to arbitrate a certain dispute exists. This agreement to arbitrate shall be self-executing without the necessity of filing any action in any court and shall be specifically enforceable under the prevailing arbitration law.

          (ii) Initiation. A party shall institute an Arbitration Proceeding by sending written notice of an intent to arbitrate (the "Arbitration Notice") to the other parties and to the Arbitration Authority pursuant to the rules and regulations of the Arbitration Authority. The Arbitration Notice shall set forth a description of the dispute, the amount in controversy, and the remedy sought. An Arbitration Proceeding may proceed in the absence of any party if the Arbitration Notice has been properly given to such party.

          (iii) Selection of Arbitrator. Within ten (10) business days after receipt of an Arbitration Notice by the parties, they shall mutually agree upon a single arbitrator (the "Arbitrator") selected from a panel of retired judges from the Arbitration Authority. If the parties are unable to agree upon the Arbitrator, then the parties shall, within fifteen (15) business days after receipt of an Arbitration Notice by the parties, obtain a list of panelists from the Arbitration Authority equal to the number of parties plus one. The Arbitration Authority shall arrange and conduct a conference in person and/or by telephone with all of the parties at a mutually acceptable time no earlier than ten (10) business days, and no later than twenty (20) business days, after its delivery of the list of panelists. At such conference, the parties shall, in such order as determined by the Arbitration Authority, strike one name from such list (with no party being allowed to strike a name previously stricken), and the remaining panelist shall be the Arbitrator. In the event two or more parties desire to strike the name of the same arbitrator, then the first party to notify the Arbitration Authority of their decision shall be deemed to have stricken such name, in which case such other party or parties must strike another name.

          (iv) Representation. Each party shall have the right to be represented by legal counsel throughout the Arbitration.

          (v) Discovery. The parties shall have the right to engage any and all document discovery as they would be entitled to pursuant to the laws of civil procedure of the state of New York.

          (vi)  Written  Decision.   The  Arbitrator  shall  prepare  a  written
     decision, signed by the Arbitrator, that shall be sent to the parties within thirty (30) calendar days following the conclusion of the hearing.

          (vii) Awards. The parties agree to abide by any award, judgment, decree or order rendered in any Arbitration Proceeding by the Arbitrator. The award, judgment, decree or order of the Arbitrator, and the findings of the Arbitrator, shall be final, conclusive and binding upon the parties hereto. Any judgment, decree or order of relief granted by the Arbitrator may be entered or obtained in any court of competent jurisdiction, state or federal, in the county in which the residence or principal office of a non-prevailing party is located, as a basis for judgment and for the issuance of execution for its collection and, at the election of the party making such filing, with the clerk of one or more other courts, state or federal, having jurisdiction over the party against whom such an award is rendered, or such party's property.

                  (e)      Assignment and Delegation; Successors and Assigns.

          (i) Prohibition Against Assignment or Delegation. Except as specifically provided in this Agreement, neither party may sell, license, transfer or assign (whether directly or indirectly, or by merger, consolidation, conversion, sale of assets, sale or exchange of securities, or by operation of law, or otherwise) any of such party's rights or interests or delegate such party's duties or obligations under this Agreement, in whole or in part, including to any subsidiary or any Affiliate, without the prior written consent of the other party, which consent may be withheld in such other party's sole discretion, provided, however:

          (A) Subject to subsections (B) and (C) below, the Companies may, with the prior written consent of the Executive, which consent the Executive shall not unreasonably withhold, assign all of the rights and delegate all of the obligations of the Companies under this Agreement to any other Person in connection with the transfer or sale of the entire business of the Company(ies), or the merger or consolidation of the Companies with or into any other Person, so long as such transferee, purchaser or surviving Person shall expressly assumes such obligations of the Companies;

          (B) Notwithstanding subsection (A) above to the contrary, no assignment or transfer under subsection (A) may be effectuated unless the proposed transferee or assignee first executes such agreements (including a restated employment agreement) in such form as Executive may deem reasonably satisfactory to (1) evidence the assumption by the proposed transferee or assignee of the obligations of the Companies; and (2) to ensure that the Executivee continues to receive such rights, benefits and protections (both legal and economic) as were contemplated by the Executive when entering into this Agreement; and

          (C) Notwithstanding subsection (A) above to the contrary: (1) any assumption by a successor or assign under subsection (A) above shall in no way release the Companies from any of their obligations or liabilities while a party to this Agreement; and (2) any merger, consolidation, reorganization, sale or conveyance under subsection (A) above shall not be deemed to abrogate the rights of the Executive elsewhere contained in this Agreement, including without limitation those resulting from a Change In Control.

          Any purported assignment or transfer in violation of the terms of this subsection 15(f) shall be null and void ab initio and of no force and effect, and shall vest no rights or interests in the purported assignee or transferee.

          (ii) Successors and Assigns. Subject to subsection 15(f)(i) above, each and every representation, warranty, covenant, condition and provision of this Agreement as it relates to each party hereto shall be binding upon and shall inure to the benefit of such party and his, her or its respective successors and permitted assigns, spouses, heirs, executors, administrators and personal and legal representatives, including without limitation any successor (whether direct or indirect, or by merger, consolidation, conversion, purchase of assets, purchase of securities or otherwise).

                  (f) Counterparts; Electronically Transmitted Documents. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto. Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

                  (h) Notices. Unless otherwise specifically provided in this Agreement, all notices, demands, requests, consents, approvals or other communications (collectively and severally called "notices") required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (i) personal delivery (which form of notice shall be deemed to have been given upon delivery), (ii) by telegraph or by private airborne/overnight delivery service (which forms of notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (iii) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (iv) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of notice shall be deemed to have been given upon the fifth {5th} business day following the date mailed. Notices shall be addressed at the addresses first set forth above, or to such other address as the party shall have specified in a writing delivered to the other parties in accordance with this paragraph. Any notice given to the estate of a party shall be sufficient if addressed to the party as provided in this section.

         WHEREFORE, the parties hereto have executed this Agreement in the City of Albany, State of New York, as of the date first set forth above.

COMPANIES:           IFS INTERNATIONAL, INC.
                     a Delaware corporation

                     By:
                     David L. Hodge, President & CEO

                     IFS INTERNATIONAL, INC.

                     a New York corporation

                     By:

EXECUTIVE:           John P. Singleton, Executive, Chairman of the Board